EXHIBIT A


                     Dreyfus BASIC Municipal Fund, Inc.
                Dreyfus California Tax Exempt Bond Fund, Inc.
            Dreyfus Connecticut Municipal Money Market Fund, Inc.
                           Dreyfus GNMA Fund, Inc.
               Dreyfus Intermediate Municipal Bond Fund, Inc.
                 Dreyfus Massachusetts Tax Exempt Bond Fund
                Dreyfus Massachusetts Municipal Money Market
            Dreyfus New Jersey Municipal Money Market Fund, Inc.
                Dreyfus New York Tax Exempt Money Market Fund
             Dreyfus New York Tax Exempt Intermediate Bond Fund
                 Dreyfus New York Tax Exempt Bond Fund, Inc.
              Dreyfus Pennsylvania Municipal Money Market Fund